As filed with the Securities and Exchange Commission on December 20, 2002.

                                        Registration Statement No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                             Rockwell Collins, Inc.
             (Exact name of registrant as specified in its charter)

                         ------------------------------

                Delaware                                  52-2314475
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)


     400 Collins Road NE, Cedar Rapids, Iowa                52498
     (Address of Principal Executive Offices)             (Zip Code)

                         ------------------------------

         Rockwell Collins Retirement Savings Plan For Salaried Employees
                            (Full title of the plan)

                         ------------------------------

                              GARY R. CHADICK, ESQ.
              Senior Vice President, General Counsel and Secretary
                             Rockwell Collins, Inc.
                               400 Collins Road NE
                            Cedar Rapids, Iowa 52498
               (Name and address of agent for service of process)

                                 (319) 295-1000
          (Telephone number, including area code, of agent for service)

                         ------------------------------

                                    Copy to:
                              PETER R. KOLYER, ESQ.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

                         ------------------------------

                                       CALCULATION OF REGISTRATION FEE
==================================  =================  ================  ==================  ================
                                                       Proposed maximum   Proposed maximum
    Title of securities to be          Amount to be     offering price       aggregate           Amount of
           registered                 registered (1)     per share (2)   offering price (2)  registration fee
----------------------------------  -----------------  ----------------  ------------------  ----------------
Common Stock, par value $.01 per
share (including the associated
Preferred Share Purchase Rights)..   5,000,000 shares       $21.57          $107,850,000          $9,923
==================================  =================  ================  ==================  ================

(1) The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of Common Stock as may become issuable as a result of any stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange-Composite Transactions on December 17, 2002.

                                 --------------

    Pursuant to Rule 429 under the Securities Act, the prospectus that is part of this registration statement will be used in connection with the offer and sale of Common Stock and an indeterminate amount of interests under the plan previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-63100).

===============================================================================

                                EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-63100) filed by Rockwell Collins, Inc. (formerly named New Rockwell Collins, Inc.) (the "Company") on June 15, 2001, relating to the Rockwell Collins Retirement Savings Plan for Salaried Employees (the "Salaried Savings Plan"), the Rockwell Collins Retirement Savings Plan for Hourly Employees and the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees, except as expressly modified herein.

On December 11, 2002, the Board of Directors of the Company authorized the registration under the Securities Act of an additional 5,000,000 shares of Common Stock for delivery under the Salaried Savings Plan. This registration statement registers such 5,000,000 additional shares of Common Stock and an indeterminate amount of plan interests.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 11-K of the Rockwell Collins Retirement Savings Plan for Salaried Employees for the year ended December 31, 2001;

          (b) Annual Report on Form 10-K of the Company for the year ended September 30, 2002; and

          (c) The description of Common Stock contained in Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 001-16445), filed with the Commission pursuant to
               Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Company and the Salaried Savings Plan, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 8.  Exhibits.

4.1  Restated Certificate of Incorporation of the Company, as amended, filed as
     Exhibit 3-a-1 to the Company's Annual Report on Form 10-K for fiscal year ended September 30, 2001, is incorporated herein by reference.

4.2 Certificate of Merger effecting name change of the Company from "New Rockwell Collins, Inc." to "Rockwell Collins, Inc.", filed as Exhibit 3-a-2 to the Company's Annual Report on Form 10-K for fiscal year ended September 30, 2001, is incorporated herein by reference.

4.3 Amended By-Laws of the Company, filed as Exhibit 3-b-1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, are incorporated herein by reference.

4.4 Specimen certificate for the Company's Common Stock, filed as Exhibit 4.1 to the Company's Registration Statement on Form 10, as amended (File No. 001-16445), is incorporated herein by reference.

4.5 Rights Agreement dated as of June 28, 2001 by and between the Company and Mellon Investor Services LLC, as Rights Agent, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated July 11, 2001, is incorporated herein by reference.

4.6  Rockwell Collins Retirement Savings Plan for Salaried Employees.

5.1 Opinion of Gary R. Chadick, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly issued shares of Common Stock covered by this registration statement.

5.2 Determination letter dated July 22, 2002 from the Internal Revenue Service with respect to the qualification of the Rockwell Collins Retirement Savings Plan for Salaried Employees under Section 401 of the Internal Revenue Code.

23.1 Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Gary R. Chadick, Esq., contained in his opinion filed as
     Exhibit 5.1 to this registration statement.

23.3 Consent of Chadbourne & Parke LLP.

24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on the 19th day of December, 2002.

                                        ROCKWELL COLLINS, INC.


                                      By /s/ Gary R. Chadick
                                        ---------------------------------------
                                        (Gary R. Chadick, Senior Vice President,
                                          General Counsel and Secretary)

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 19th day of December, 2002 by the following persons in the capacities indicated:

         Signature                                      Title
         ---------                                      -----

/s/ Clayton M. Jones                             Chairman of the Board,
-----------------------------            President and Chief Executive Officer
    Clayton M. Jones                  (principal executive officer) and Director

DONALD R. BEALL*                                       Director

ANTHONY J. CARBONE*                                    Director

MICHAEL P.C. CARNS*                                    Director

CHRIS A. DAVIS*                                        Director

RICHARD J. FERRIS*                                     Director

CHERYL L. SHAVERS*                                     Director

JOSEPH F. TOOT, JR.*                                   Director

/s/ Lawrence A. Erickson              Senior Vice President and Chief Financial
-----------------------------           Officer (principal financial officer)
    Lawrence A. Erickson

/s/ Patrick E. Allen                     Vice President Finance and Treasurer
-----------------------------               (principal accounting officer)
    Patrick E. Allen



*By /s/ Gary R. Chadick
    ----------------------------------
    (Gary R. Chadick, Attorney-in-fact)**

**By authority of the powers of attorney filed as Exhibit 24 to this registration statement.

          THE SALARIED SAVINGS PLAN. Pursuant to the requirements of the Securities Act of 1933, the Rockwell Collins Retirement Savings Plan for Salaried Employees has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on the 19th day of December, 2002.


                                   ROCKWELL COLLINS
                                   RETIREMENT SAVINGS PLAN FOR
                                   SALARIED EMPLOYEES

                                   By /s/ Alfred J. Spigarelli
                                      -----------------------------------------
                                      (Alfred J. Spigarelli, Plan Administrator)

                                  EXHIBIT INDEX

                                                                         Page
                                                                         ----
4.6  Rockwell Collins Retirement Savings Plan for Salaried Employees.

5.1 Opinion of Gary R. Chadick, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.

5.2 Determination letter dated July 22, 2002 from the Internal Revenue Service with respect to the qualification of the Rockwell Collins Retirement Savings Plan for Salaried Employees under Section 401 of the Internal Revenue Code.

23.1 Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Gary R. Chadick, Esq., contained in his opinion filed as
     Exhibit 5.1 to this registration statement.

23.3 Consent of Chadbourne & Parke LLP.

24 Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company.